SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2003

FlexiInternational Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23453	06-1309427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Enterprise Drive, Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (203) 925-3040

N/A

(Former name or former address, if changed since last report)

Item 7.      Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits.

Exhibit No.	Description
20	Press release dated October 27, 2003 of FlexiInternational Software, Inc.

Item 12.    Results of Operations and Financial Condition

On October 27, 2003, FlexiInternational Software, Inc. (the “Company”) issued a press release announcing certain information concerning the Company’s results of operations for the quarter and nine months ended September 30, 2003 and its financial condition at September 30, 2003.  The information regarding the quarter and nine months ended September 30, 2003 that is required to be reported pursuant to Item 12 of a Current Report on Form 8‑K is contained in the press release under the caption “Financial Results” and in the Condensed Consolidated Statements of Operations and Consolidated Balance Sheets included in the press release.  A copy of the press release is filed as an exhibit hereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexiInternational Software, Inc.

Date: October 28, 2003	By: /s/ STEFAN R. BOTHE
Stefan R. Bothe
Chairman of the Board, Chief
Executive Officer and President

Exhibit Index

Exhibit No.	Description
20	Press release dated October 27, 2003 of FlexiInternational Software, Inc.

Exhibit 20

CONTACT: FlexiInternational Software, Inc.

Gina L. Natalino

October 27, 2003

Investor Relations

(239) 949-1700 Ext. 119

www.flexi.com

FLEXIINTERNATIONAL SOFTWARE ANNOUNCES PROFIT
 FOR THIRD QUARTER 2003

License Revenue increased 135% over prior year quarter.

SHELTON, CT, October 27, 2003—FlexiInternational Software, Inc. ("Flexi") (OTCBB:FLXI.OB), a leading designer, developer and marketer of Internet enabled financial and accounting software and services, today announced its results for the quarter ended  September 30, 2003.

Financial Results

For the third quarter 2003, revenues were $1.5 million compared to revenues of $1.7 million for the third quarter 2002.  Net income for the third quarter 2003 was $101,000 or $0.01 per share, compared to a net income of $122,000 or $0.01 per share for the corresponding period of 2002.

Third quarter software license revenue increased 135% from the comparable period last year and increased 148% from the comparable nine-month period.

For the nine months ended September 30, 2003, the Company reported revenues of $5.2 million compared with revenues of $5.9 million for the same period in 2002.  Net income for the nine-month period of 2003 was $539,000 or $0.03 per share, compared to a net income of  $899,000 or $0.05 per share for the corresponding period of 2002.

Comments from Management

Stefan R. Bothe, Chairman and Chief Executive Officer said, “We are pleased to report our fourteenth—out of the last fifteen—profitable quarter.  Equally important, we increased our license revenue over prior year’s third quarter by 135%.  We entered into an important relationship with Unisys this quarter which calls for Unisys to integrate FlexiFinancials into their Healthcare Payer outsourcing solution.  Unisys also executed its first sublicense under this agreement.  We will continue to focus much of our efforts  on signing partners which will either include FlexiFinancials as part of their own industry specific software solutions or their finance and accounting outsourcing offering.  We continued to enhance our products and technology platform, and we released our latest version this quarter which benefits our valued direct clients and partners.”

About FlexiInternational Software

FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The Flexi Financial Enterprise Suite consists of a full range of accounting solutions, financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data for middle market and large companies. Flexi's products are sold directly and distributed through strategic OEM relationships, as well as various partnerships across the globe. Flexi has also formed several BPO partnership relationships which utilize the suite of Flexi solutions in performing business process outsourcing services. Additional information is available at http://www.flexi.com.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

FlexiInternational Software, Inc. and Subsidiary

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
Revenues:
Software license	$393	$167	$1,571	$634
Service and maintenance	1,092	1,556	3,298	4,722
Other operating revenue	-	-	357	500
Total revenues	1,485	1,723	5,226	5,856

Cost of revenues:
Software license	11	63	51	145
Service and maintenance	341	465	1,182	1,541
Other operating revenue	-	-	272	-
Total cost of revenues	352	528	1,505	1,686

Gross profit	1,133	1,195	3,721	4,170

Operating expenses:
Sales and marketing	361	400	1,153	1,138
Product development	355	405	1,030	1,125
General and administrative	310	258	978	984
Total operating expenses	1,026	1,063	3,161	3,247

Operating income	107	132	560	923

Net interest expense	(6)	(10)	(21)	(24)

Income before income taxes	101	122	539	899
Provision for income taxes	-	-	-	-
Net income	$101	$122	$539	$899

Basic net income per share	$0.01	$0.01	$0.03	$0.05
Weighted average common shares outstanding	17,784	17,784	17,784	17,784

Diluted net income per share	$0.01	$0.01	$0.03	$0.05
Weighted average common shares outstanding	17,784	17,784	17,784	17,784

FlexiInternational Software, Inc. and Subsidiary

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2003	2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 716	$ 892
Interest bearing deposits	287	37
Accounts receivable, net of allowance for doubtful accounts	875	1,034
Prepaid expenses and other current assets	390	219
Total current assets	2,268	2,182

Property and equipment at cost, net of accumulated depreciation	212	295
Other assets	392	664

Total assets	$ 2,872	$ 3,141

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable and accrued expenses	$ 803	$ 916
Current portion of long-term liabilities	364	611
Deferred revenues	2,268	2,480
Total current liabilities	3,435	4,007

Long-term liabilities (net of current portion)	585	811
Total liabilities	4,020	4,818

Stockholders' deficit:
Common stock: $.01 par value; 50,000,000 shares authorized; issued and outstanding shares – 17,784,185	178	178
Additional paid-in capital	56,117	56,117
Accumulated deficit	(57,694)	(58,233)
Other accumulated comprehensive income	251	261
Total stockholders' deficit	(1,148)	(1,677)

Total liabilities and stockholders' deficit	$ 2,872	$ 3,141